Calculation of Filing Fee Tables
S-8
Porch Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	5,290,489	$ 8.17	$ 43,223,295.13	0.0001381	$ 5,969.14
Total Offering Amounts:						$ 43,223,295.13		$ 5,969.14
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,969.14
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Common Stock, as applicable. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on February 20, 2026, which were $8.46 and $7.88, respectively, in accordance with Rule 457(c) of the Securities Act. (3) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Porch Group, Inc. 2020 Stock Incentive Plan (the "2020 Plan") on January 1, 2026 pursuant to an "evergreen" provision contained in the 2020 Plan. Pursuant to such provision, on the first day of each calendar year, beginning with the calendar year ending December 31, 2021, and continuing until (and including) the calendar year ending December 31, 2030, the number of shares authorized for issuance under the 2020 Plan is automatically increased by a number equal to the lesser of: (i) 5% of the number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year and (ii) an amount determined by the Registrant's board of directors for the applicable year.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A